Exhibit 99.1

news
Release Date: February 4, 2010	Contact: Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2010 SECOND QUARTER RESULTS
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS

Columbia, Maryland... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2010 second quarter ended December 31, 2009.

  FINANCIAL HIGHLIGHTS

-	Revenue for the quarter was $225.6 million.

-	Revenue for the six-month period was $437.0 million.

-	GAAP net income for the quarter was $26.1 million.

-	GAAP net income for the six-month per was $50.3 million.

-	GAAP diluted EPS for the quarter was $0.32 per share.

-	GAAP diluted EPS for the six-month period was $0.62 per share.

-	Non-GAAP financial results, excluding the effect of charges for stock options and impairment on auction rate securities, are as follows:

-	Non-GAAP net income for the quarter was $29.0 million.

-	Non-GAAP net income for the six-month period was $55.7 million.

-	Non-GAAP diluted EPS for the quarter was $0.36 per share.

-	Non-GAAP diluted EPS for the six-month period was $0.69 per share.

The financial results for the second fiscal quarter exceeded consensus expectations.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are very pleased with the financial results for the quarter as revenue, net income and earnings per share exceeded expectations.  We are hopeful that business conditions will continue to improve.”

MICROS expects to file its fiscal 2010 second quarter 10-Q on or before February 16, 2010.  The financial statements reported today reflect adjustments necessitated by certain fraudulent activities recently uncovered in our Japanese subsidiary and perpetrated by one employee who is not a member of senior management.  The Company immediately initiated an investigation, which is now substantially complete, and determined that the cumulative income statement effect over the last five fiscal years of this activity is an overstatement of revenue of approximately $6.9 million and pre-tax income of approximately $4.4 million.  The Company does not believe that adjustments to correct information in any prior reporting period would be material. The condensed consolidated statements of operations and cash flows reported today do not reflect cumulative adjustments, but include adjustments for the periods presented.  To the extent that prior period information is included in future SEC filings and in future public statements, the information will reflect the adjustments relevant to those prior periods.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of February 4, 2010.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations. For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News
Release Date: February 4, 2010	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Hardware	$45,793	$55,646	$89,099	$119,118
Software	30,499	37,679	55,192	75,177
Service	149,355	143,184	292,757	285,846
Total revenue	225,647	236,509	437,048	480,141

Cost of sales:
Hardware	30,364	34,326	58,416	77,179
Software	7,045	6,679	12,432	13,737
Service	63,259	69,530	125,396	137,313
Total cost of sales	100,668	110,535	196,244	228,229

Gross margin	124,979	125,974	240,804	251,912

Selling, general and administrative expenses	67,124	68,848	129,339	142,696
Research and development expenses	9,560	10,412	20,430	20,674
Depreciation and amortization	4,319	4,291	8,161	8,378
Stock option expense	4,378	4,099	7,429	7,832
Total operating expenses	85,381	87,650	165,359	179,580

Income from operations	39,598	38,324	75,445	72,332
Non-operating income (expense):
Interest income (expense), net	825	2,429	1,877	5,538
Credit based impairment charge	-	-	(387)	-
Other non-operating (expense) income, net	(427)	(267)	(435)	419
Total non-operating income, net	398	2,162	1,055	5,957

Income before taxes	39,996	40,486	76,500	78,289
Income tax provision	13,334	14,074	25,471	27,130
Net income	26,662	26,412	51,029	51,159
Less: Net income attributable to noncontrolling interest	(532)	(234)	(755)	(683)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$26,130	$26,178	$50,274	$50,476

Net Income per Diluted Common Share attributable to MICROS Systems, Inc. common shareholder	$0.32	$0.32	$0.62	$0.61
Weighted-average number of shares outstanding - diluted	81,234	81,202	81,283	81,691

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$26,130	$26,178	$50,274	$50,476
Add back:
Stock option expense
Selling, general and administrative expenses	4,235	3,886	7,139	7,411
Research and development expenses	143	213	290	421
	4,378	4,099	7,429	7,832
Credit based impairment charge	-	-	387	-
	4,378	4,099	7,816	7,832

Subtract: Tax effect on Stock option expense	1,464	978	2,406	1,819
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$29,044	$29,299	$55,684	$56,489

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.36	$0.36	$0.69	$0.69

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges. We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:
-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limitingthe usefulness of those measures for comparative purposes.

News
Release Date: February 4, 2010	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	December 31, 2009	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$466,101	$438,936
Accounts receivable, net	148,856	155,211
Inventory, net	36,994	39,783
Deferred income taxes	21,979	19,438
Prepaid expenses and other current assets	31,687	27,238
Total current assets	705,617	680,606

Long-term investments	64,716	57,823
Property, plant and equipment, net	30,547	30,520
Deferred income taxes, non-current	14,109	11,375
Goodwill	216,305	190,739
Intangible assets, net	23,259	17,709
Purchased and internally developed software costs, net	22,388	25,749
Other assets	6,251	6,345
Total Assets	$1,083,192	$1,020,866

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$1,370	$1,090
Accounts payable	37,571	38,445
Accrued expenses and other current liabilities	112,596	104,821
Income taxes payable	8,340	7,432
Deferred revenue	118,408	112,146
Total current liabilities	278,285	263,934

Income taxes payable, non-current	21,359	19,611
Deferred income taxes, non-current	2,288	1,752
Other non-current liabilities	11,950	10,539
Total liabilities	313,882	295,836

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	498	502
Capital in excess of par	109,378	127,145
Retained earnings	625,602	575,095
Accumulated other comprehensive income	27,104	16,254
Total MICROS Systems, Inc. shareholders’ equity	762,582	718,996
Noncontrolling interest	6,728	6,034
Total Equity	769,310	725,030

Total Liabilities and Equity	$1,083,192	$1,020,866